EXHIBIT 10.14


                    SECOND DEVELOPMENT AND LICENSE AGREEMENT

         THIS SECOND DEVELOPMENT AND LICENSE AGREEMENT (the "Agreement") is effective April 12, 2002 (hereinafter Effective Date) made by and between TYCO HEALTHCARE GROUP LP, a Delaware Partnership having an office at 15 Hampshire Street, Mansfield, Massachusetts 02048 (hereinafter "Kendall") and SAFETY SYRINGE CORPORATION (hereinafter "SSC"), a corporation of the State of Utah and wholly owned subsidiary of Specialized Health Products International, Inc. ("SHPI") having an office at 585 West 500 South, Bountiful, Utah 84010. Kendall and SSC shall from time to time be referred individually as a Party or collectively as the Parties.

                              W I T N E S S E T H:
         WHEREAS the First Development and License Agreement (as defined herein) was made effective on March 29, 2000 by the Parties whereby certain rights to the patent rights and technical information owned by SSC were assigned to Kendall subject to a license for Blood Collection Products to Johnson & Johnson;

         WHEREAS Johnson & Johnson's license has been terminated and Kendall desires to obtain rights to Blood Collection Products

         WHEREAS, Kendall wishes to fund and desires that the Parties jointly continue to undertake the development of commercially viable Safety Syringe Products and now develop Blood Collection Products as described herein;

         WHEREAS, SSC and Kendall desire that such Safety Syringe Products and Blood Collection Products be made available to the commercial markets; and

         WHEREAS Kendall and SSC wish to amend, in part, the First Development and License Agreement in accordance with the terms of this Agreement.

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the Parties hereto agree as follows:

                             ARTICLE 1 - DEFINITIONS

         Where used in this Agreement, the following terms shall have the meanings attributed to them herein:

         1.1 The term "Affiliate" of a Party, shall mean any company or other legal entity, other than the Party, in whatever country organized, controlling, controlled by, or under common control with the Party. The term "control" means the possession of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities, by contract, or otherwise, and the term "entity" includes a corporation or other entity.

         1.2 The term "Blood Collection Products" shall mean blood collection needles and blood collection needle/holder combinations that would, but for the assignment made herein, infringe any Valid Claim (defined below) of an issued patent included in the Patent Rights (defined below).

         1.3 The term "Effective Date" shall mean the date first set forth above.

         1.4 The term "Excluded Products" shall mean the products listed in
Exhibit 1.3, under "Excluded Product Categories" that would, but for the license granted herein infringe any Valid Claim of an issued patent included in the Patent Rights.

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         1.5 The term "First Blood Collection Commercial Sale Date" shall mean the date when Kendall sells commercial quantities (at least 250,000 product units) of Blood Collection Products or January 1, 2003, which ever occurs first.

         1.6 The term "First Development and License Agreement" shall mean the agreement made effective on March 29, 2000 between Kendall and SSC whereby certain rights to the patent rights were assigned to Kendall subject to a license for Blood Collection Products to Johnson & Johnson.

         1.7 The term "First Minimum Annual Royalty" shall have the meaning as set forth in Section 3.2.

         1.8 The term "First Safety Syringe Commercial Sale Date" shall mean the date when either: (i) Kendall sells commercial quantities (at least 8,000,000 product units) of Safety Syringe Products (defined below); or (ii) September 29, 2002 (being thirty (30) months from March 29, 2000) which ever occurs first.

         1.9 The term "Included Products" shall mean Safety Syringe Products and Blood Collection Products.

         1.10 The term "Initial Equipment" shall have the mean set forth in
Section 12.1.

         1.11 The term "Licensed Products" shall mean: (i) Safety Syringe Products; (ii) Blood Collection Products; and/or (iii) any syringe product that would, but for the assignment made herein, infringe any Valid Claim of an issued patent included in Patent Rights.

         1.12 The term "Net Sales" shall mean the revenue received by Kendall, a sublicensee or an Affiliate from the sale of Licensed Products to independent third parties less the following amounts: (i) reasonable discounts, including cash discounts, or rebates actually allowed or granted, (ii) credits or allowances actually granted upon claims or returns regardless of the Party requesting the return, (iii) freight charges paid for delivery, and (iv) taxes or other governmental charges levied on or measured by the invoice amount whether absorbed by the billing or the billed Party.

         1.13 The term "Patent Rights" shall mean all patent applications filed in any country which claim the benefit of the filing date of any of the patents or applications listed on Exhibit 1.2 including all continuing, divisional, and renewal applications thereof, all patent applications, all patents which may be granted thereon, and all reissues, re-examinations and extensions thereof, and including all patents and patent applications which later issue into patents that are owned, licensed currently or at some future time become controlled by SSC having at least one Valid Claim which covers a Licensed Products.

         1.14 Reasonable Commercial efforts shall have the meaning set forth in
Section 12.2.

         1.15 The term "Safety Syringe Products" shall mean any hypodermic needle, hypodermic needle/syringe combination, insulin/TB syringe, spinal needles, epidural needle, filtered needle, medication transfer needle, biopsy needle/kit, arterial blood gas needle/syringe, needles for plastic pre-filled syringe applications and dialysis kits (listed in Exhibit 1.3) that would, but for the assignment made herein, infringe any Valid Claim of an issued patent included in Patent Rights

         1.16 "Second Minimum Annual Royalty" shall have the meaning as set forth in Section 3.2.

         1.17 The term "Technical Information" shall mean inventions, know-how, and trade secrets relating to Licensed Products that are currently or at some future time become owned, licensed or controlled by SSC as well as improvements thereof.

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         1.18 The term "Term" of the Agreement shall mean the period of time commencing on the Effective Date and ending on the date of the expiration of the last of the issued patents to expire included in the Patent Rights, unless earlier terminated in accordance with Article 12.

         1.19 The term "Valid Claim" shall mean a claim of an issued patent which has not lapsed or become abandoned and which claim has not been declared invalid or unenforceable by a final non-appealable decision or judgment of a court of competent jurisdiction.

                       ARTICLE 2 - ASSIGNMENT AND LICENSE

         2.1 Concurrent with the payment of the ** dollars ($**) pursuant to
Section 3.1 a), SSC shall execute an assignment using a copy of the forms attached hereto as Exhibit 2.1, irrevocably transferring to Kendall all rights title and interest to patents and patent applications listed in Exhibit 1.2 B. The Parties acknowledge that monies paid and obligations met by Kendall prior to the Effective Date pursuant to the First Development and License Agreement were in consideration for the patents and patent applications listed in Exhibit 1.2 A that were assigned to Kendall prior to the Effective Date.

         2.2 Kendall agrees to grant and hereby does grant to SSC, and any SSC Affiliate designated in writing by SSC, an exclusive, royalty free, worldwide license, with the right to sublicense others, to make, have made, use and sell Excluded Products. In the event Kendall decides to develop any Excluded Products, Kendall will notify SSC of its intent in writing and Kendall will be given the right to negotiate in good faith an expansion of the rights granted herein to cover such product, assuming SSC has the rights to grant.

         2.3 In the event that Kendall decides to license Patent Rights to third parties for any reason other than to sell the all or part of Safety or Blood collection products business or supply Kendall with components or finished Licensed Products, Kendall will notify SSC in writing of its intent and SSC will be given a first option to negotiate for an exclusive or non-exclusive license on terms to be negotiated in good faith to commercially use the Patent Rights for Safety Syringe Product and/or Blood Collection Products. In the event the Parties have not agreed on terms for such a license within ninety (90) days of said receipt by SSC, Kendall may thereafter be free to offer a license to any independent third party.

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The "**" marks the location of information that has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

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                               ARTICLE 3 - PAYMENT

         3.1 Kendall shall pay SSC:

                  a) ** dollars ($**) within ten (10) days of the Effective
         Date;

                  b) one million five hundred thousand dollars ($1,500,000) within thirty days (30) of the First Safety Syringe Commercial Sale Date; ** dollars ($**) within ten (10) days of the date when the assignment of the rights to the 510k clearance relating to Blood Collection Products are executed and transferred to Kendall; ** dollars ($**) within thirty days (30) of the date of the First Blood Collection Commercial Sale Date;

                  e) five hundred thousand dollars ($500,000) of the fee paid pursuant to Section 3.1 b) will be credited toward annual royalty payment owed pursuant to Section 3.1f);

                  b) f) an annual royalty payment in the amount of ** percent (**%) on Net Sales of Licensed Products by Kendall and its Affiliates and licensees.

         3.2 Kendall shall have the following minimum annual royalty obligations:

                  a) relative to Safety Syringe Products, Kendall shall have a minimum annual royalty obligation of five hundred thousand dollars ($500,000) payable for year one (1) on the first anniversary of the First Safety Syringe Commercial Sale Date and one million dollars per year ($1,000,000) payable on the second and third anniversary dates of the subsequent two years (hereinafter "First Minimum Annual Royalty"); and

                  b) relative to Blood Collection Products, Kendall shall have a minimum annual royalty obligation of ** dollars ($**) payable for year one (1) on the first anniversary of the First Blood Collection Commercial Sale Date and ** dollars per year ($**) payable on the second and third anniversaries of the subsequent two years regards to Blood Collection Products (hereinafter "Second Minimum Annual Royalty").

         3.3 Except as provided in Article 10, in any year in which the royalty that is required in Section 3.1 f) does not meet or exceed the amount of the minimum royalty due under Section 3.2, Kendall shall, with the payment made for that year, pay an amount as additional royalty sufficient to bring the total royalties payable for such year up to an amount equal to the minimum royalty required hereby. Any payments pursuant to Section 3.2 or this Section 3.3, shall be made within sixty (60) days of the date the payment is due.

         3.4 No royalty shall be payable on sales of any Licensed Products between Kendall and any Affiliate or licensee, and only one (1) royalty shall be payable hereunder with respect to the sale of any one (1) Licensed Products no matter how many patents or claims may cover the Licensed Products.

         3.5 Kendall's obligation to pay royalties in any given country with respect to the sale of Licensed Products shall terminate upon expiration of the last patent to expire included in the Patent Rights covering such Licensed Products in a given country.

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The "**" marks the location of information that has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

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         3.6 Kendall shall keep accurate books and records of sales of Licensed
Products and of all payments due SSC hereunder for one year after the Term of the Agreement. Kendall shall contractually obligate all Kendall licensees to keep accurate books and records of Net Sales of Licensed Products and of all data necessary for the computation of royalties hereunder for the relevant sale period. Kendall shall deliver to SSC written reports of Net Sales of Licensed Products for the calendar quarter in which the Licensed Products was sold, on or before the sixtieth (60th) day following the end of the calendar quarter. Such reports shall include a calculation of the royalties due and be accompanied by payment of the monies due. For avoidance of doubt the calendar quarters end on March 31, June 30, September 30 and December 31.

         3.7 SSC shall have the right to nominate an independent accountant acceptable to and approved by Kendall who shall have access to Kendall and/or its Affiliates' and/or its sublicensees records during reasonable business hours, upon executing an appropriate confidentiality agreement, for the purpose of verifying the royalty payable as provided for in this Agreement for the two
(2) preceding years, but this right may not be exercised more than once in any year, and the accountant shall disclose to SSC only information relating solely to the accuracy of the royalty report and the royalty payments made in accordance with this Agreement. Kendall shall impose similar contractual obligations on its sublicensees to allow an independent public accountant to inspect the sublicensee's books and records to verify payments under such sublicense.

         3.8 Royalty payments under this Agreement shall be made in United States dollars.

         3.9 Any sum required under United States tax laws, or the tax laws of any other country, to be withheld by Kendall from payments shall be promptly paid by Kendall to the appropriate tax authorities, and Kendall shall furnish SSC with official tax receipts or other appropriate evidence issued by the appropriate tax authorities sufficient to enable SSC to support a claim for income tax credit in respect of any sum so withheld.

         3.10 Except for the circumstances relating to infringement outlined in Sections 10.2 and 10.4, Kendall guarantees to pay SSC nine hundred and ten thousand dollars ($910,000) for the milestone payments for Blood Collection Products pursuant to Section 3.1 c), and d) and the annual minimum royalties for Blood Collection Products pursuant to Section 3.2 b) (payments itemized below) within the time frame specified in the appropriate Sections, regardless of whether this Agreement is terminated pursuant to Article 12.1 b). In the event Kendall terminates pursuant to 12.1.b), the payment pursuant to 3.1 c) and d) ($** + $** = $**), listed below, will become due within ninety (90) days from the date Kendall mails a notice of termination to SSC. Subsequent payments (also listed below) for only the first three years of the Second Minimum Annual Royalty (Year 1, Year 2 and Year 3) will become due within ninety (90) days from January 1, 2003 ($**), January 1, 2004 ($**) and January 1, 2005 ($**),

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The "**" marks the location of information that has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

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respectively. However, said payments will not be made for Blood Collection
Products: (i) if payment already has been paid pursuant to Sections 3.1 and/or
3.2 before the date of termination; (ii) if the Agreement is terminated due to material breach by SSC; (iii) if Kendall terminates due to court order preventing the sale of Blood Collection Products; or (iv) if Kendall terminates due to settlement or court order related to patent infringement requiring the payment for damages and/or monies to a third party.


                                                            Blood Collection
                                                          -------------------
3.1 c) Milestone (510K Clearance)                                  $**
3.1 d) Milestone (First Blood Collection...Sale)                   $**
3.2 Second Minimum Annual Royalty (Year 1)                         $**
3.2 Second Minimum Annual Royalty (Year 2)                         $**
3.2 Second Minimum Annual Royalty (Year 3)                         $**
                                                          -------------------
TOTAL                                                           $910,000

                      ARTICLE 4 - RESEARCH AND DEVELOPMENT

         4.1 During the Term of this Agreement, SSC and Kendall shall each use reasonable commercial efforts to develop the Licensed Products consistent with the project funding, product requirement documents, the development schedule and projected product launch dates found in Exhibits 1.3, 4.1, 4.2 and 4.3 or such other specifications as may be mutually approved by the Parties. Kendall shall fund SSC for its development of the Licensed Products relative to FlexLoc(R) and ReLoc(TM) syringes up to a maximum amount of ** dollars ($**) in accordance with the development schedule and key project milestones found in Exhibit 4.1. At Kendall's option, Kendall shall fund SSC for its development of the Licensed Products relative to Blood Collection Products to a maximum amount of ** dollars ($**) in accordance with the development schedule and key project milestones. The Parties agree that the development funding may be amended by the mutual written agreement of the Parties. Development costs exceeding the maximum amounts identified above shall be approved in writing by the Parties before commencing such work. Kendall agrees to keep SSC apprised of its development and marketing efforts.

         4.2 SSC shall perform and be responsible for the design and development of FlexLoc(R)and ReLoc(TM)products as described in the development schedule in
Exhibit 4.3 through the design input and design output phases of the project. Kendall shall be responsible for design verification, design validation, regulatory submissions and activities and bringing the product to market. SSC, at Kendall's expense, shall assist and cooperate with Kendall through the design verification, design validation, regulatory submission and activities and bringing the products to market. It is recognized that the product funding and project development schedules set forth in Exhibit 4.1 and 4.3

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The "**" marks the location of information that has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

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are for ** needle sizes for each of FlexLoc(R) and ReLoc(TM) syringe needles.
This includes preparation of all applications to the United States Food and Drug Administration, whether by application for premarket approval or 510(k) notification, or otherwise.

         4.3 In the event Kendall requests SSC to perform Blood Collection Products development , SSC shall perform and be responsible for the design and development of Blood Collection Products pursuant to a mutually agreed upon development schedule through the design input and design output phases of the project. Kendall shall be responsible for design verification, design validation, regulatory submissions and activities and bringing the product to market. SSC, at Kendall's expense, shall assist and cooperate with Kendall through the design verification, design validation, regulatory submission and activities and bringing the products to market. This includes preparation of all applications to the United States Food and Drug Administration, whether by application for premarket approval or 510(k) notification, or otherwise.

         4.4 Projected product launch dates for other Included Products are set forth in Exhibit 1.3. In the event an Included Products is not launched within one year of the projected launch date listed in Exhibit 1.3, then such product shall become an Excluded Products unless otherwise agreed in writing by the Parties.

         4.5 When ReLoc(TM)is launched, Kendall agrees to provide **.

         4.6 The Parties shall attempt in good faith to resolve any dispute relating to the development effort by negotiations between executives who have authority to settle the controversy. Any Party may give the other Party written notice of any dispute not resolved in the normal course of business together with a request that the Parties meet and confer. Within twenty (20) days after delivery of the notice of dispute, executives of both Parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to exchange relevant information and to attempt to resolve the dispute. If the matter has not been resolved within sixty (60) days after delivery of the notice of dispute, either Party may seek remedies at law.

                       ARTICLE 5 - FUNDING OF DEVELOPMENT

         5.1 Funding under the development of the Licensed Products shall be paid for by Kendall within forty five (45) days of the date Kendall has reasonably determined that SSC has met the monthly milestones objectives set forth in Exhibit 4.1 and has been invoiced by SSC or has otherwise been mutually agreed to by the Parties in writing.

         5.2 Changes to the development schedule found in Exhibit 4.3 or the key project milestones and funding schedule found in Exhibit 4.1 shall be proposed in writing by either Party and adopted as an amendment to the respective Exhibits only after receipt of written approval by both Parties.

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The "**" marks the location of information that has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

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                   ARTICLE 6 - RESEARCH REPORTS AND OVERSIGHT

         6.1 The Parties shall each furnish to the other written monthly informal reports on the progress of the development of the Licensed Products.
6.2 The Parties shall each name a key research and development and marketing contact through which day-to-day contact and decision-making may be made and to facilitate communication between the Parties. Each Party will make reasonable effort to timely respond to all questions and requests from the other Party. A key contact person may be changed from time-to-time by notifying the other Party of the change in its key contact person.

                       ARTICLE 7 - PROPRIETARY INFORMATION

         All proprietary information of any Party to this Agreement disclosed to another Party in connection with the development of the Licensed Products and identified in writing and marked by the disclosing Party as confidential will be treated by the receiving Party and its employees as confidential throughout the Term of this Agreement and for an additional five (5) years. The above-mentioned obligation of confidentiality shall not apply to information which: (i) at the time of the disclosure was known to the receiving Party as evidenced by written records and was not previously subject to any obligation of confidentiality; or
(ii) was generally available to the public or otherwise part of the public domain at the time of its disclosure; or (iii) becomes generally available to the public or otherwise part of the public domain after its disclosure other than through an act of omission or commission of the receiving Party in breach of this Agreement; or (iv) becomes known to the receiving Party by disclosure of a third party under no obligation of confidentiality to the disclosing Party; or
(v) was independently developed by a Party, its agent or Affiliate without reliance on the disclosed proprietary information.

        ARTICLE 8 - OWNERSHIP OF PATENT RIGHTS AND TECHNICAL INFORMATION

         8.1 Each Party will jointly own title to any and all technical information and inventions first conceived jointly or discovered jointly by Kendall's employees and SSC's employees or personnel during the Term, which falls outside the scope of the Patent Rights and/or Technical Information. SSC agrees to promptly assign to Kendall all right, title and interest to any joint inventions, which fall within the scope of Patent Rights and Technical Information. For those inventions outside of the scope of Patent Rights and Technical Information, SSC agrees to grant to Kendall an option to an exclusive worldwide license on all rights to such jointly conceived inventions on terms to be negotiated in good faith. Kendall agrees to grant to SSC an option to an exclusive worldwide license on all rights to such jointly conceived inventions, outside the scope of the Patent Rights and Technical Information, on terms to be negotiated in good faith.

         8.2 Each Party who retains the services of a consultant to provide technical services in accordance with the development effort should require their consultants to execute agreements protecting the proprietary information of the other Party and assign all rights to intellectual property in accordance with the terms of this Agreement.

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                           ARTICLE 9 - PATENT FILINGS

         9.1 Unless otherwise agreed, Kendall shall pay the patent filing, prosecution and maintenance costs in the jurisdictions identified in Exhibit
9.1. SSC shall identify those additional jurisdictions outside the United States where it would like Kendall to file, prosecute and maintain patent protection with regard to patents and patent applications that are not listed in Exhibit
9.1. If Kendall plans to sell Licensed Products in such jurisdictions, then Kendall shall pay all patent filings, prosecution and maintenance costs in those foreign jurisdictions. Such applications shall be filed and prosecuted utilizing patent counsel selected by Kendall. Should Kendall elect not to file such patent application or applications in jurisdictions other than those identified in
Exhibit 9.1, SSC may elect to have Kendall file and prosecute such patent application or applications in Kendall's name wherein SSC will reimburse Kendall for all related costs.

         9.2 With respect to all patent applications referred to above, the Parties shall provide each other with reasonable opportunity to advise the other and shall cooperate with each other in the prosecution of all patent applications and claims relating thereto.

                            ARTICLE 10 - INFRINGEMENT

         10.1 In the event that there is infringement of the Patent Rights or Technical Information assigned to Kendall, the Parties shall notify each other in writing to that effect. During the ninety (90) day period after such notice, Kendall will have the right, but not the obligation to bring suit against the alleged infringer. Kendall shall bear the expenses of any suit brought by it and shall retain all damages or other monies awarded or received in settlement of such suit. Kendall shall have the final decision on all matters relating to litigation and any settlement discussions. SSC will use reasonable efforts to cooperate with Kendall in any such suit and shall have the right to consult with Kendall and be represented by its own counsel at its own expense. All reasonable costs incurred by SSC associated with providing such cooperation to Kendall will be paid by Kendall.

         If, after the expiration of said ninety (90) days from the date of such notice, Kendall has not brought suit against a third party infringer, then SSC shall have the right after such ninety (90) day notice period, but not the obligation, to bring suit against such infringer and join Kendall as a party plaintiff provided that SSC shall bear all expenses of such suit. SSC shall retain all damages or other monies awarded or received in settlement of such suit. Kendall will reasonably attempt to cooperate with SSC in any suit for infringement of the subject patent brought by SSC against a third party and shall have the right to consult with SSC and to participate in and be represented by independent counsel in such litigation at its own expense. All reasonable costs incurred by Kendall associated with providing cooperation to SSC shall be paid by SSC. Where it is necessary for SSC to have standing to file the suit, Kendall shall assign limited concurrent rights to the licensed Patent Rights for the terms of the suit.

         10.2 In the event SSC has decided to bring suit against an infringer, it shall use reasonable commercial efforts to abate such infringement. It is understood that the reasonable commercial efforts under this Section 10.2 shall include the filing for injunctive relief and all other actions, which could bring about an early abatement of the infringing activity. Notwithstanding foregoing, SSC shall not enter into any settlement agreement, or take any position in litigation, which adversely impacts Kendall's rights under this Agreement without written consent by Kendall.

         During the period commencing with Kendall's filing of a complaint for infringement of the Patent Rights or Technical Information and ending on a court's issuance of a final non-appealable decision or other termination of the

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proceeding, Kendall's royalty obligation under Section 3.1f) shall be reduced by fifty percent (50%) and Kendall's obligation to pay a minimum annual royalty under Section 3.2 shall be suspended. Notwithstanding the foregoing, Kendall's obligation to pay minimum royalties and any reduction in the royalty obligation shall not be effective until and unless Kendall has determined in its sole discretion and in good faith that it's ability to market and sell Licensed Product is materially affected by the alleged infringement.

         10.3 In the event Kendall is charged with infringement by a third party for the manufacture, use or sale of Licensed Product, Kendall shall have the right to defend against such charge of infringement, and during the period in which such litigation is pending, Kendall shall have the right to withold up to fifty percent (50%) of the royalties due SSC on sales of the allegedly infringing Licensed Products and apply it against all its litigation expenses. If, as a result of judgment in the litigation or settlement with a third party with or without litigation, Kendall is required to pay royalty and/or other monies to such third party, Kendall may thereafter deduct from the amount of royalties due SSC on unit sales of the Licensed Product charged to infringe, an amount which is the lesser of all royalties and/or other monies paid by Kendall to such third party, or fifty percent (50%) of all royalty payments otherwise payable to SSC on the Net Sales of such Licensed Product during Term.

         10.4 With respect to SSC, nothing in this Agreement shall be construed as:

                  (a) A warranty or representation that any Patent Rights in the form of patent applications filed or that may be filed disclosing and claiming any aspect of the Included Products will mature into issued patents; or

                  (b) An obligation to bring, defend or prosecute actions or suits against third parties for infringement of any Patent Rights.

         10.5 Except for a breach of SSC's representation and warranties, in the event a complaint for patent infringement is filed against Kendall, Kendall's remedies against SSC shall be limited to those remedies expressly set forth in this Article 10.

         10.6 In the event there is any dispute as to whether a particular product falls under the designations listed in Exhibit 1.3 as "Included Products " or "Excluded Products ", the Parties agree to attempt to resolve such disputes by negotiations between executives who have authority to settle the matter. Any Party may give the other Party written notice of any dispute not resolved in the normal course of business together with a request that the Parties meet and confer. Within twenty (20) days after delivery of the notice of dispute, executives of both Parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to exchange relevant information and to attempt to resolve the dispute. If the matter has not been resolved within sixty (60) days after delivery of the notice of dispute, either Party may seek remedies at law.

                          ARTICLE 11 - INDEMNIFICATION

         11.1 SSC agrees to indemnify Kendall, for all costs associated with any claims, liabilities, suits or judgments arising out of sublicenses to Excluded Products granted by SSC pursuant to the First Development and License Agreement and this Agreement.

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         11.2 Kendall agrees to indemnify SSC, for all costs associated with any claims, liabilities, suits or judgments arising out of Kendall's use of Patent Rights and Technical Information.

         11.3 Kendall assumes complete liability for and will indemnify and hold SSC and its Affiliates harmless against all liabilities, demands, damages, expenses, or losses, including, without limitation, reasonable fees for attorneys, expert witnesses and litigation costs, and including costs incurred in the settlement or avoidance of any such claim, which result from or are in connection with any claims of or in connection with any bodily injury (including death) or property damage, by whomsoever such claim is made, arising out of any manufacture, use, sale, or other disposition by Kendall or its sublicensees or its Affiliates of Included Products or use of processes to make the Included Products.

         11.4 The indemnification and assumptions of liability contained in Sections 11.1 and 11.2 shall continue in full force and effect after the termination of this Agreement for a time period specified by the laws of the State of Delaware.

                            ARTICLE 12 - TERMINATION

         12.1 This Agreement shall commence on the Effective Date and shall continue thereafter for the Term, unless sooner terminated in accordance with the provisions of Article 12. Kendall may terminate this Agreement:

                  a) in relation to Safety Syringe Products, at will with fifteen (15) days prior written notice to SSC; and/or

                  b) in relation to Blood Collection Products, at will with four and half (41/2) months prior written notice to SSC.

                  (c) i. In the event Kendall terminates this Agreement as it relates to Safety Syringe Products , without cause, Kendall shall grant SSC the right to a worldwide royalty-free exclusive license to Safety Syringe Products.

                           ii. In the event Kendall terminates this Agreement as
                  it relates to Blood Collection Products, without cause, Kendall will grant to SSC the right to a worldwide royalty free exclusive license to Blood Collection Products, but only if SSC purchases the Initial Equipment (as defined below) and 510K rights from Kendall for ** dollars ($**). The Parties agree that the term "Initial Equipment" shall constitute the Blood Collection manufacturing equipment Kendall purchased from ** for a sum of approximately ** dollars ($**).

---------------
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separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                           iii. In the event Kendall terminates the Agreement as
                  it relates to both Blood Collection Products and Safety Syringe Products, without cause, then Section 12.1 (c) i and ii shall both apply.

         12.2 After the third anniversary of the First Blood Collection Sale Date as defined in Section 3.2 (b), upon receipt by Kendall of written notice by SSC that Kendall has not put forth Reasonable Commercial Efforts (as defined herein), to market Blood Collection Products, the Parties shall meet within thirty (30) days of receipt of such notice to discuss the issue. Both Parties agree that "Reasonable Commercial Efforts" means maintaining a level of sales and marketing commensurate with similar Kendall products generating the same level of sales as those relating to the Blood Collection Products being sold by Kendall and stocking a sufficient level of inventory to support such sales. After said meeting, if SSC does not see that Kendall is maintaining a level of sales and marketing commensurate with similar Kendall products generating the same level of sales as those relating to Blood Collection Products being sold by Kendall and has stocked a sufficient level of inventory to support such sales then, SSC shall provide a second written notice to Kendall and Kendall will have ninety days (90) to cure from the date of receipt of said second written notice. In the event Kendall has not cured by the end of the ninety (90) day period Kendall will grant SSC the right to a worldwide royalty-free exclusive license to Blood Collection Products, but only if SSC purchases the Initial Equipment and the relevant 510K rights from Kendall for ** dollars ($**).

         12.3 Upon the date of receipt of notice of termination for the Blood Collection Products by SSC pursuant to Section 12.1, SSC will be given a first option to purchase all of the remaining equipment being used in the manufacture of the Blood Collection Products at market value on terms to be negotiated in good faith. In the event the Parties have not agreed on terms for such a purchase within ninety (90) days of said receipt by SSC, Kendall may thereafter be free to sell said equipment to any independent third party.

         12.4 Upon the conclusion of the ninety (90) day cure period pursuant to
Section 12.2, SSC will be given a first option to purchase all of the remaining equipment being used in the manufacture of the Blood Collection Products at market value on terms to be negotiated in good faith. In the event the Parties have not agreed on terms for such a purchase within ninety (90) days of said receipt by SSC, Kendall may thereafter be free to sell said equipment to any independent third party.

         12.5 Except with respect to cure periods otherwise specified, any material breach of or material default under this Agreement by either Party, the other Party, with sixty (60) day written notice, may pursue legal action against the other Party unless during such sixty (60) day period the breaching Party has cured such breach or default. In the event a Party pursues legal action, the Agreement shall terminate only upon a final non-appealable decision by a court wherein the breaching Party is found to have materially breached said Agreement.

---------------
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separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

         12.6 Failure to terminate this Agreement following breach shall not constitute a waiver of the Party's defenses, rights or causes of action arising from such or any future breach or non-compliance.

         12.7 The provisions hereof relating to the Parties' obligation of confidentiality shall survive the termination of this Agreement by five years.

         12.8 The Parties acknowledge that Kendall's assigned rights to the Patent Rights and Technical Information are irrevocable except as provided in
Section 12.1.

                               ARTICLE 13 - NOTICE

         Any notices given under this Agreement shall be in writing and shall be deemed delivered and effectively made as of the delivery date if hand-delivered, or it by telecopy or over night airmail, courier the business day the sender has written confirmation such telecopy or overnight package was received, or when sent by First Class mail, postage prepaid, addressed to the Parties as follows (or at such other addresses as the Parties may notify each other in writing four business days following deposit in the mail:

                  To Kendall
                        Tyco Healthcare Group LP
                        Attn: Vice President Intellectual Property
                        15 Hampshire Street
                        Mansfield, MA  02048

                  To SSC
                        Safety Syringe Corporation
                        Attn: President
                        585 West 500 South
                        Bountiful, Utah 84101

                              ARTICLE 14 - GENERAL

         14.1 No Party to this Agreement shall employ or use the name of the other Party in any promotional materials or advertising without the prior express written permission of such other Party. Nothing herein, however, shall limit the Parties' right to disclose material information or to make such disclosures as are required by applicable law.

         14.2 SSC and Kendall each for all purposes related to this Agreement, shall be deemed an independent contractor of the other, and nothing in this Agreement shall be deemed to create a relationship of employment or agency, or to constitute SSC and Kendall as partners or joint ventures.

         14.3 Each Party hereto acknowledges and agrees: (i) that no representation or promise not expressly contained in this Agreement has been made by the other Party hereto or by any of its agents, employees, representatives or attorneys concerning the subject matter of this Agreement;
(ii) that this Agreement is not being entered into on the basis of or in reliance on, any promise or representation, express or implied, covering the subject matter hereof other than those which are set forth expressly in this

Agreement; and (iii) that each Party has had the opportunity to be represented by counsel of its own choice in this matter, including during the negotiations which preceded the execution of this Agreement.

         14.4 SSC warrants and represents that is has the full right and power to make the promises and grant the assignments set forth in this Agreement, and that there are no outstanding agreements, assignments or encumbrances in existence inconsistent with the provisions of this Agreement. SSC further warrants and represents that, to the best of its knowledge, the Patent Rights are valid and SSC has followed all material and applicable patent rules, procedures and laws in countries where one or more of the Patent Rights have been filed or have issued.

         14.5 Kendall warrants and represents that it has the full right and power to make the promises set forth in this Agreement, and that there are no outstanding agreements, assignments or encumbrances in existence inconsistent with the provisions of this Agreement.

         14.6 No Party shall be liable for any failure to perform as required by this Agreement, to the extent such failure to perform is caused by any reason beyond the Party's control, or by reason of any of the following: labor disturbances or disputes of any kind, accidents, failure of any required governmental approval, civil disorders, acts of aggression, acts of God, energy or other conversation measures, failure of utilities, mechanical breakdowns, material shortages, disease, or similar occurrences.

         14.7 No Party hereto shall assign this Agreement to any other person without the prior written consent of the other Party, and any purported assignment without such consent shall be void; provided, however, that either party may assign this Agreement to a successor in ownership of all or substantially all of its business assets related to Blood Collection Products and/or Safety Syringe Products whether by sale of assets, merger, consolidation or otherwise.

         14.8 In the event that a court of competent jurisdiction holds any provision of this Agreement to be invalid, such holding shall have no effect on the remaining provisions of this Agreement, and they shall continue in full force and effect.

         14.9 This Agreement, as it amends the First Development and License Agreement, and the Exhibits hereto contain the entire agreement between the Parties. No amendments or modifications to this Agreement or the attached Exhibits shall be effective unless made in writing and signed by an authorized representative of both parties.

         14.10 This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement by their duly authorized officers or representatives.



SAFETY SYRINGE CORPORATION           TYCO HEALTHCARE GROUP LP
By  /s/ Jeffrey M. Soinski           By  /s/ Kevin Gould
  ----------------------------         -----------------------------------------
Its: President                       Its: President of Tyco Healthcare Group LP
Date April 24, 2002                  Date April 24, 2002

                                                  EXHIBIT 1.2 A
                                     (Assigned to Tyco Healthcare Group LP)

--------------- ----------------------- ------------- -------------------- ------------ -------------- ---------------
SHPI            Title                   Filing Date   App. No.             Issue Date   Patent No.     Family/Notes
Ref. No.
--------------- ----------------------- ------------- -------------------- ------------ -------------- ---------------
**              Medical Needle Safety   9/10/97       08/927,053           10/20/98     5,823,997      **
                Apparatus and Methods                 EP 1011759
                                                      WO 99/12592
--------------- ----------------------- ------------- -------------------- ------------ -------------- ---------------
**              **                      **            **                   **           **             **
--------------- ----------------------- ------------- -------------------- ------------ -------------- ---------------

---------------
The "**" marks the location of information that has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                                                  EXHIBIT 1.2 B
                                   (NOT assigned to Tyco Healthcare Group LP)

--------------- ----------------------- ------------- -------------------- ------------ -------------- ---------------
SHPI            Title                   Filing Date   App. No.             Issue Date   Patent No.     Family/Notes
Ref. No.
--------------- ----------------------- ------------- -------------------- ------------ -------------- ---------------
**              **                      **            **                   **           **             **
--------------- ----------------------- ------------- -------------------- ------------ -------------- ---------------

**
---------------
The "**" marks the location of information that has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                                   EXHIBIT 1.3

Included Product Types

**
Included Product Categories                          Product Launch Date

**
Included Trademarks
o        FlexLoc(R)
o        ReLoc(TM)

Excluded Products include, but are not limited to, the following list of products that are specifically excluded from Licensed Products:

Excluded Product Categories

**

---------------
The "**" marks the location of information that has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                                  EXHIBIT 2.1

                                   ASSIGNMENT

         SAFETY SYRINGE CORPORATION (the Assignor), a corporation of the State of Utah and wholly owned subsidiary of Specialized Health Products International, Inc. having an office at 585 West 500 South, Bountiful, Utah 84010 currently is assigned the entire right, title and interest to MEDICAL NEEDLE SAFETY APPARATUS AND METHODS, U.S. Patent Number 5,823,997, Issued October 20, 1999, hereinafter called the "invention."

         TYCO HEALTHCARE GROUP LP (the Assignee), a Delaware Partnership having an office at 15 Hampshire Street, Mansfield, Massachusetts 02048, desires to secure the entire right, title and interest in said invention.

         In consideration of $1.00 and other goods and valuable considerations paid to the Assignor by the Assignee, the receipt and sufficiency of which is hereby acknowledged, IT IS HEREBY ASSIGNED TO THE ASSIGNEE:

         The entire right, title and interest in said invention and in the above-identified United States Patent, and reissues or extension of Letters Patent or Patents granted thereon, and in all corresponding applications filed in countries foreign to the United States, and in all patents issuing thereon in the United States and foreign countries.

         It is hereby authorized and requested that the United States Commissioner of Patents and such Patent Office Officials in foreign countries as are duly authorized by their patent laws to issue patents, to issue any and all patents of said invention to the Assignee as the owner of the entire interest, for the sole use and behoof of the said Assignee, its successors, assigns and legal representatives.

         This assignment and agreement shall be binding upon the heirs and legal representatives of the Assignor.


                                          Signed _________________________(L.S.)

STATE OF ___________________  )
                              : ss.
COUNTY OF __________________  )

         On __________, 19____, before me personally appeared
________________________ known to me to be the person described and who signed the annexed assignment in my presence and acknowledge under oath before me that he has read the same and knows the contents thereof and that he executed the same as his free act and deed and for the purposes set forth therein.


(SEAL)                                          ________________________________
                                                 Notary Public

                                   ASSIGNMENT

         SAFETY SYRINGE CORPORATION (the Assignor), a corporation of the State of Utah and wholly owned subsidiary of Specialized Health Products International, Inc. having an office at 585 West 500 South, Bountiful, Utah 84010 currently is assigned the entire right, title and interest to MEDICAL NEEDLE SAFETY APPARATUS AND METHODS, hereinafter called the "invention."

         Preferred embodiments of said invention are disclosed in a United States patent application heretofore executed, now identified as U.S. Patent Application Number 09/118,624, filed July 17, 1998, and which was allowed February 3, 1999 with issue fees having been duly in full paid April 5, 1999.

         TYCO HEALTHCARE GROUP LP (the Assignee), a Delaware Partnership having an office at 15 Hampshire Street, Mansfield, Massachusetts 02048, desire to secure the entire right, title and interest in said invention.

         In consideration of $1.00 and other goods and valuable considerations paid to the Assignor by the Assignee, the receipt and sufficiency of which is hereby acknowledged, IT IS HEREBY ASSIGNED TO THE ASSIGNEE:

         The entire right, title and interest in said invention and in the above-identified United States Patent application, and reissues or extension of Letters Patent or Patents granted thereon, and in all corresponding applications filed in countries foreign to the United States, and in all patents issuing thereon in the United States and foreign countries.

         It is hereby authorized and requested that the United States Commissioner of Patents and such Patent Office Officials in foreign countries as are duly authorized by their patent laws to issue patents, to issue any and all patents of said invention to the Assignee as the owner of the entire interest, for the sole use and behoof of the said Assignee, its successors, assigns and legal representatives.

         This assignment and agreement shall be binding upon the heirs and legal representatives of the Assignor.


                                          Signed _________________________(L.S.)

STATE OF ___________________  )
                              : ss.
COUNTY OF __________________  )


         On __________, 19____, before me personally appeared
________________________ known to me to be the person described and who signed the annexed assignment in my presence and acknowledge under oath before me that he has read the same and knows the contents thereof and that he executed the same as his free act and deed and for the purposes set forth therein.



(SEAL)                                      ________________________________
                                            Notary Public

                                   EXHIBIT 4.1

**

---------------
The "**" marks the location of information that has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                                   EXHIBIT 4.2

**

---------------
The "**" marks the location of information that has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                                   EXHIBIT 4.3

**

---------------
The "**" marks the location of information that has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                                   EXHIBIT 9.1

**


---------------
The "**" marks the location of information that has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.